Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333109214) of Stora Enso Oyj (Stora Enso Corporation) of our report dated June 21, 2004 relating to the financial statements of SENA 401(k) Plan for Kimberly Union Members, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

June 24, 2005

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